                                                             EXHIBIT (C)(1)

                                                             EXECUTION VERSION

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                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                               CARROLS CORPORATION

                                       AND

                              POLLO TROPICAL, INC.


                            DATED AS OF JUNE 3, 1998



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                                TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I           THE MERGER....................................................................................2
   Section 1.1.         The Offer.................................................................................2
   Section 1.2.         Consent to Offer; Schedule 14D-9..........................................................3
   Section 1.3.         The Merger................................................................................4
   Section 1.4.         Effective Time; Closing...................................................................4
   Section 1.5.         Effect of the Merger......................................................................4
   Section 1.6.         Conversion of Shares......................................................................4
   Section 1.7.         Stock Options and Share Participation Plan................................................5
   Section 1.8.         Surrender of Shares; Stock Transfer Books.................................................5

ARTICLE II          THE SURVIVING CORPORATION.....................................................................7
   Section 2.1.         Articles of Incorporation.................................................................7
   Section 2.2.         Bylaws....................................................................................7
   Section 2.3.         Directors and Officers....................................................................7

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................8
   Section 3.1.         Organization and Standing.................................................................8
   Section 3.2.         Capitalization............................................................................8
   Section 3.3.         Authority for Agreement...................................................................9
   Section 3.4.         No Conflict..............................................................................10
   Section 3.5.         Required Filings and Consents............................................................10
   Section 3.6.         Compliance...............................................................................11
   Section 3.7.         Reports and Financial Statements.........................................................11
   Section 3.8.         Information-Supplied.....................................................................12
   Section 3.9.         Absence of Certain Changes or Events.....................................................12
   Section 3.10.        Taxes....................................................................................13
   Section 3.11.        Title to Assets..........................................................................14
   Section 3.12.        Change of Control Agreements.............................................................15
   Section 3.13.        Litigation...............................................................................15
   Section 3.14.        Contracts and Commitments................................................................15
   Section 3.15.        Employee Benefit Plans...................................................................15
   Section 3.16.        Labor and Employment Matters.............................................................17
   Section 3.17.        Environmental Compliance and Disclosure..................................................17
   Section 3.18.        Affiliated Transactions..................................................................17
   Section 3.19.        Intellectual Property....................................................................18
   Section 3.20.        Brokers..................................................................................19
   Section 3.21.        Antitakeover Statutes; Rights Plan.......................................................19
   Section 3.22.        Year 2000................................................................................19
   Section 3.23.        Disclosure...............................................................................19

                                      i

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF BUYER......................................................20
   Section 4.1.         Organization and Standing................................................................20
   Section 4.2.         Authority for Agreement..................................................................21
   Section 4.3.         No Conflict..............................................................................21
   Section 4.4.         Required Filings and Consents............................................................21
   Section 4.5.         Information Supplied.....................................................................21
   Section 4.6.         Financial Capability.....................................................................21
   Section 4.7.         Brokers..................................................................................21
   Section 4.8.         Disclosure...............................................................................22

ARTICLE V           COVENANTS....................................................................................22
   Section 5.1.         Conduct of the Business Pending the Merger...............................................22
   Section 5.2.         Access to Information; Confidentiality...................................................23
   Section 5.3.         Directors................................................................................24
   Section 5.4.         Further Action...........................................................................24
   Section 5.5.         No Solicitation..........................................................................25
   Section 5.6.         Indemnification..........................................................................27
   Section 5.7.         Public Announcements.....................................................................27
   Section 5.8.         Fees and Expenses........................................................................28
   Section 5.9.         Company Shareholders' Meeting............................................................28
   Section 5.10.        Proxy Statement..........................................................................28
   Section 5.11.        Shareholder Lists........................................................................29
   Section 5.12.        Shares Held by Company Subsidiaries......................................................29
   Section 5.13.        Shareholder Litigation...................................................................29
   Section 5.14.        Employee Benefit Plans; Other Tax Returns................................................30

ARTICLE VI          CONDITIONS...................................................................................30
   Section 6.1.         Conditions to the Obligation of Each Party...............................................30

ARTICLE VII         TERMINATION, AMENDMENT AND WAIVER............................................................31
   Section 7.1.         Termination..............................................................................31
   Section 7.2.         Effect of Termination....................................................................32
   Section 7.3.         Amendments...............................................................................33
   Section 7.4.         Waiver...................................................................................33
ARTICLE VIII        GENERAL PROVISIONS...........................................................................33
   Section 8.1.         No Third Party Beneficiaries.............................................................33
   Section 8.2.         Entire Agreement.........................................................................33
   Section 8.3.         Succession and Assignment................................................................33
   Section 8.4.         Counterparts.............................................................................34
   Section 8.5.         Headings.................................................................................34
   Section 8.6.         Governing Law............................................................................34
   Section 8.7.         Severability; No Remedy in Certain Circumstances.........................................34

   Section 8.8.         Specific Performance.....................................................................34
   Section 8.9.         Construction.............................................................................35
   Section 8.10.        Non-Survival of Representations and Warranties and Agreements............................35
   Section 8.11.        Certain Definitions......................................................................35
   Section 8.12.        Notices..................................................................................35

                                    EXHIBITS


Exhibit 4.6          Commitment Letter

Exhibit 5.7          Initial Press Release

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 3, 1998, between CARROLS CORPORATION, a Delaware corporation ("Buyer"), and POLLO TROPICAL, INC., a Florida corporation (the "Company").


                              W I T N E S S E T H:

         WHEREAS the respective Boards of Directors of Buyer and the Company have approved the acquisition of the Company by Buyer on the terms and subject to the conditions set forth in this Agreement.

         WHEREAS, in furtherance of such acquisition, Buyer proposes to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock"; all the outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") at a purchase price of $11.00 per share (the "Offer Price"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Agreement; and the Board of Directors of the Company has adopted resolutions approving the Offer and the Merger (as defined below), recommending that the Company's shareholders accept the Offer and approving the acquisition of Shares by Buyer pursuant to the Offer.

         WHEREAS the respective Boards of Directors of Buyer and the Company have each approved the merger of the Company into Buyer (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each share of Company Common Stock, other than shares of Company Common Stock owned directly or indirectly by Buyer or the Company and Dissenting Shares (as defined in Section 1.6(d)), will be converted into the right to receive the price per share paid in the Offer.

         WHEREAS Buyer and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE I

                                   THE MERGER

         Section 1.1.    The Offer.

                  (a) Subject to the provisions of this Agreement, as promptly as practicable after the date hereof, but in no event later than five (5) business days following the public announcement of the terms of this Agreement, Buyer shall commence the Offer. The Offer shall be subject only to the conditions set forth in Annex I hereto (the "Offer Conditions"), (any of which may be waived in whole or in part by Buyer in its sole discretion, provided that, without the consent of the Company, Buyer shall not waive the Minimum Condition (as defined in Annex I)) and to the terms and conditions of this Agreement. The initial scheduled expiration date of the Offer shall be no more than twenty (20) business days after the Offer is commenced. Buyer expressly reserves the right to modify the terms of the Offer, except that, without the consent of the Company, Buyer shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) add to the Offer Conditions,
(iv) except as provided in the next sentence, extend the expiration date of the Offer, (v) change the form of consideration payable in the Offer or (vi) amend any other term of the Offer in any manner adverse to the holders of the Shares. Notwithstanding the foregoing, Buyer may, without the consent of the Company,
(A) extend the Offer, if at the scheduled or extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived (provided, however, that the expiration date may not be extended beyond August 7, 1998 without the consent of the Company), and (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer or (C) if all Offer Conditions are satisfied or waived but the number of shares of Company Common Stock tendered is less than 80% of the then outstanding number of shares of Company Common Stock (determined on a fully diluted basis for all outstanding stock options and any other rights to acquire Shares), extend the Offer for an aggregate period of not more than 10 business days (for all such extensions) beyond the latest expiration date that would be permitted under clause (A) or
(B) of this sentence. Subject to the terms and conditions of the Offer and this Agreement, Buyer shall accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Buyer becomes obligated to accept for payment, and pay for, pursuant to the Offer as soon as practicable after the expiration of the Offer.

                  (b) As soon as practicable on the date of commencement of the Offer, Buyer (and, to the extent required by law, any affiliates of Buyer, as co-bidders) shall file with the SEC a Tender Offer Statement on Schedule 14D-1(together with all supplements and amendments thereto, the "Schedule 14D-1"), which shall contain the offer to purchase and form of the related letter of transmittal (together with any supplements or amendments thereto, collectively, the "Offer Documents"). The Company shall provide Buyer (and, if applicable, any affiliates of Buyer) with such information concerning the Company as may reasonably be requested in connection with the preparation of the
Schedule 14D-1. Buyer agrees that the Offer Documents shall comply as to form in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Buyer with respect to information supplied by the Company or any of its shareholders specifically for inclusion or incorporation by reference in the Offer Documents. Each party hereto shall promptly supplement, update and correct any information provided by it for use in the Offer Documents if and to the extent that it is or shall have become incomplete, false or misleading. In any such event, Buyer shall take all steps necessary to cause the Offer Documents as so supplemented, updated or corrected to be filed with the SEC and to be disseminated to the shareholders of the Company, in each case, as and to the extent required by applicable United States federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Schedule 14D-1 and each supplement, amendment or response to comments with respect thereto prior to its being filed with or delivered to the SEC. Buyer agrees to provide the Company and its counsel in writing any comments Buyer or its counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

         Section 1.2. Consent to Offer; Schedule 14D-9. The Company hereby consents to the Offer and to the inclusion in the Offer and the related documents of the recommendation of the Board of Directors of the Company set forth in Section 3.3(b) hereof. As soon as practicable on the day that the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all supplements and amendments thereto, the "Schedule 14D-9") which, unless otherwise required due to any applicable fiduciary duties of the Board of Directors of the Company to the Company's shareholders under applicable law, as determined by the members thereof in good faith after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), shall reflect the recommendation of the Board of Directors of the Company set forth in Section 3.3(b) hereof. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Buyer specifically for inclusion in the Schedule 14D-9. Each party shall promptly supplement, update and correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it is or shall have become incomplete, false or misleading. In any such event, the Company shall take all steps necessary to cause the Schedule 14D-9 as so supplemented, updated or corrected to be filed with the SEC and to be disseminated to the shareholders of the Company, in each case, as and to the extent required by applicable United States federal securities laws. Buyer and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 and each supplement, amendment or response to comments with respect thereto prior to its being filed with or delivered to the SEC. The Company agrees to provide Buyer and its counsel in writing any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

         Section 1.3. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Business Corporation Act of the State of Florida (the "FBCA") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.4), the Company shall be merged with and into Buyer. As a result of the Merger, the separate corporate existence of the Company shall cease and Buyer shall continue as the surviving corporation of the Merger. In its capacity as the surviving corporation of the Merger, Buyer is sometimes referred to herein as the "Surviving Corporation."

         Section 1.4. Effective Time; Closing. As promptly as practicable (and in any event within five (5) business days) after the satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of each of the State of Florida and the State of Delaware and by making all other filings or recordings required under the FBCA and the DGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the FBCA and the DGCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of each of the State of Florida and the State of Delaware, or at such other time as the parties hereto agree shall be specified in the Articles of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing, a closing (the "Closing") shall be held at 10:00 a.m., Eastern Standard Time, at the offices of the Company, or at such other time and location as the parties shall otherwise agree.

         Section 1.5. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the FBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Buyer shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Buyer shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         Section 1.6. Conversion of Shares. At and as of the Effective Time, by virtue of the Merger and without any action on the part of Buyer, the Company or the holders of any of the following securities:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Buyer or Dissenting Shares) shall be canceled and, subject to Section 1.6(c), shall be converted automatically into the right to receive an amount in cash equal to the Offer Price payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 1.8, of the certificate that formerly evidenced such Share;

                  (b) Each Share issued and outstanding immediately prior to the Effective Time owned by Buyer or any subsidiary of Buyer and each Share that is owned by the Company as treasury stock shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto;

                  (c) Anything in this Agreement to the contrary notwithstanding, any issued and outstanding Shares held by a person immediately prior to the Effective Time (a "Dissenting Shareholder") who objects to the Merger and complies with all the provisions of the FBCA concerning the right of holders of Shares to dissent from the Merger and require appraisal of their Shares in accordance with Section 607.1320 of the FBCA (the Shares held by such a Dissenting Shareholder, "Dissenting Shares") shall not be converted as described in Section 1.6(a) but shall become, by virtue of the Merger, the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the FBCA. Provided a Dissenting Shareholder complies with the provisions of the FBCA, such Dissenting Shareholder shall have with respect thereto solely the rights provided under Sections 607.1301, 607.1302 and
607.1320 of the FBCA. If, after the Effective Time, such Dissenting Shareholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in each case pursuant to Section 607.1320 of the FBCA, such Shares shall be deemed to have been converted as of the Effective Time into the right to receive, upon surrender of the certificates evidencing such Shares in accordance with Section 1.8, the Offer Price. The Company shall give Buyer (i) prompt notice of any demands for appraisal of Shares received by the Company and
(ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Buyer, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         Section 1.7. Stock Options and Share Participation Plan. The Company shall take all actions necessary to cause, pursuant to the Company's 1993 Stock Option Plan, the Company's 1995 Stock Option Plan, the Company's 1995 Directors' Stock Option Plan, the Company's 1995 Bonus/Fee Plan and the Company's 1995 Restricted Stock Plan (collectively, the "Company Stock Option Plans"), and the Company shall give written notice to the holders of all outstanding options to acquire Shares (the "Company Options") granted under the Company Stock Option Plans of, the following: (i) such Company Options shall be exercisable in full immediately prior to the Effective Time, and (ii) all Company Options that are not exercised prior to the Effective Time will terminate and expire as of the Effective Time. In addition, the written notice to each holder of Company Options shall include an offer to pay such holder at the Effective Time, in exchange for the cancellation of such holder's Company Options at the Effective Time, an amount in cash determined by multiplying (A) the excess, if any, of the Offer Price over the applicable exercise price per Share of the Company Option by (B) the number of Shares such holder could have purchased had such holder exercised such Company Option in full immediately prior to the Effective Time (such amount, the "Option Consideration"), and each such Company Option shall thereafter be canceled.

         Section 1.8.    Surrender of Shares; Stock Transfer Books.

                  (a) Prior to the Effective Time, Buyer shall designate a bank or trust company to act as agent (the "Paying Agent") for the holders of Shares for the purpose of paying the funds to which such holders shall become entitled pursuant to Section 1.6(a) upon surrender of the certificates evidencing such Shares. Buyer will, on or prior to the Effective Time, deposit with the Paying Agent the Offer Price to be paid in respect of the Shares (the "Fund"). The Fund shall be invested by the Paying Agent as directed by Buyer. Any net profit resulting from, or interest or income produced by, such investments, shall be payable to the Surviving Corporation. The Surviving Corporation shall replace any monies lost through any investment made pursuant to this Section 1.8(a). The Paying Agent shall make the payments provided in Section 1.6(a).

  (b) Promptly after the Effective Time, the Surviving
Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Offer Price pursuant to Section 1.6(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Share Certificates") shall pass, only upon proper delivery of the Share Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Share Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Share Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Share Certificate shall be entitled to receive in exchange therefor the Offer Price for each Share formerly evidenced by such Share Certificate, and such Share Certificate shall then be canceled. Until so surrendered, each such Share Certificate shall, at and after the Effective Time, represent for all purposes, only the right to receive such Offer Price. No interest shall accrue or be paid to any beneficial owner of Shares or any holder of any Share Certificate with respect to the Offer Price payable upon the surrender of any Share Certificate. If payment of the Offer Price is to be made to a person other than the person in whose name the surrendered Share Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Share Certificate so surrendered shall be endorsed in blank or to the Paying Agent or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Offer Price to a person other than the registered holder of the Share Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

                  (c) At any time following the sixth (6th) month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Fund which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all amounts held in the Fund or other funds made available to it), and thereafter each such holder shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws), and only as general creditors thereof, with respect to any Offer Price that may be payable upon due surrender of the Share Certificates held by such holder. If any Share Certificates representing Shares shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which the Offer Price in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.5)), any such cash, shares, dividends or distributions payable in respect of such Share Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, Buyer or the Paying Agent shall be liable to any holder of a Share for any Offer Price delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

                  (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, except for Buyer, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law, and all cash paid pursuant to this Article upon the surrender or exchange of Share Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Share Certificate.

                  (e) Buyer, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares and/or Company Options such amounts that Buyer, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Buyer, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares and/or Company Options in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation or the Paying Agent.

                  (f) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of Company Options a check payable to such holder in an amount equal to the Option Consideration payable with respect to all Company Options held by such holder.


                                  ARTICLE II

                            THE SURVIVING CORPORATION

         Section 2.1. Articles of Incorporation. The Buyer Certificate of Incorporation in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL.

         Section 2.2. Bylaws. The bylaws of Buyer in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL.

         Section 2.3. Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Buyer at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Buyer at the Effective Time shall be the officers of the Surviving Corporation.


                                 ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         With such exceptions as are set forth in a letter (the "Company Disclosure Schedule") delivered by the Company to the other parties hereto concurrently with the execution of this Agreement, the Company represents and warrants to Buyer as follows:

         Section 3.1. Organization and Standing. Each of the Company and each subsidiary of the Company (a "Subsidiary") (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure thereof would not be reasonably expected to have a Material Adverse Effect on the Company. "Material Adverse Effect" shall mean, with respect to any party hereto, any change, event or effect shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) that, when taken together with all other adverse changes, events or effects that have occurred or been threatened, would or would reasonably be expected to (i) be materially adverse to the business, assets, properties, financial condition or results of operations of such party and its subsidiaries taken as a whole, or (ii) prevent or materially delay the consummation of the Offer and/or Merger. The Company has made available to Buyer true and complete copies of its articles of incorporation (the "Company Articles of Incorporation") and bylaws (the "Company Bylaws") and the articles of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary, each as amended to date. Such articles of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary is in violation of any provision of its articles of incorporation, bylaws or equivalent organizational documents.

         Section 3.2. Capitalization. The authorized capital stock of the Company consists of fifteen million (15,000,000) Shares, and one million (1,000,000) shares of preferred stock, $.0l par value per share (the "Preferred Shares"). As of March 29, 1998, (i) 8,223,818 Shares (including 25,000 Shares of restricted stock) are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights and all of which were issued in compliance with applicable securities laws and regulations, (ii) 791,566 Company Options were outstanding pursuant to the Company Stock Option Plans, each such option entitling the holder thereof to purchase one Share, and 883,644 Shares are authorized and reserved for future issuance pursuant to the exercise of such Company Options, and (iii) no Preferred Shares are issued and outstanding. Since March 29, 1998, the Company has not (A) issued or permitted to be issued any shares of capital stock of the Company or any Subsidiary, and
(B) split, combined
or reclassified any of its shares of capital stock of the Company or any Subsidiary. The Company Disclosure Schedule sets forth a true and complete list of the outstanding Company Options, including the exercise prices, vesting schedules and existing provisions therefor. Except as set forth above, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of any Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote of the Company or any Subsidiary are issued and outstanding. The Company does not own an equity interest in any corporation, partnership or other entity, except that the Company owns beneficially and of record all the issued and outstanding capital stock of each Subsidiary. Schedule 21 to the Company's Annual Report on Form 10-K for the year ended December 28, 1997 sets forth a complete list of the Company's Subsidiaries. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

         Section 3.3.    Authority for Agreement.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Offer, the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Offer, the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Offer, the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of holders of a majority of the then outstanding Shares and the filing and recordation of appropriate merger documents as required by the FBCA and the DGCL). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Buyer, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally. The affirmative vote of holders of a majority of the outstanding Shares entitled to vote at a duly called and held meeting of shareholders is the only vote of the Company's shareholders necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

                  (b) At a meeting duly called and held on May 29, 1998, the Company's Board of Directors adopted resolutions approving this Agreement, the Offer and the Merger, determining that the terms of the Offer and the Merger are fair, from a financial point of view, to, and in the best interests of, the Company's shareholders and recommending that the Company's shareholders accept the Offer, tender their shares pursuant to the Offer and approve and adopt this Agreement.

                  (c) The Company's Board of Directors has received the opinion of NationsBanc Montgomery Securities, LLC (the "Independent Advisor") that the proposed consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair, from a financial point of view, to such holders. A copy of the Independent Advisor's written fairness opinion will be delivered to the Special Committee within five business days.

         Section 3.4. No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Offer and the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the Company Articles of Incorporation or Company Bylaws or equivalent organizational documents of any of its Subsidiaries, (ii) conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 3.5. Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws"), filing and recordation of appropriate merger documents as required by the FBCA and the DGCL, the laws of other states in which the Company is qualified to do or is doing business and foreign laws, (ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 3.6. Compliance. Except as set forth in the Company Reports
(as defined in Section 3.7), each of the Company and its Subsidiaries (i) has been operated at all times in compliance with all Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except for any such noncompliance, conflicts, defaults or violations pursuant to (i) or (ii) above that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 3.7.    Reports and Financial Statements.

                  (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1995, and has heretofore made available to Buyer (other than preliminary materials), in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, December 29, 1996 and December 28, 1997, respectively, (ii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since December 31, 1995, and (iii) all other forms, reports and other registration statements filed by the Company with the SEC after December 31, 1995 and before the Effective Time, including, without limitation, the Form 10-Q for the quarter ended March 29, 1998, when filed (the forms, reports and other documents referred to in clauses (i), (ii) and (iii) above, together with any amendments or supplements thereto filed before the Effective Time, being referred to herein, collectively, as the "Company Reports"). The Company Reports (i) were prepared in accordance in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Company Reports complies as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and each fairly presented (subject to, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which will be material) the consolidated financial position, results of operations, shareholders' equity and cash flows of the Company and the Subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

                  (c) Except as and to the extent set forth in the Company Reports, as of March 29, 1998, neither the Company nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto). Since March 29, 1998, except as and to the extent set forth in the Company Reports and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that would have a Material Adverse Effect on the Company, or would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto).

         Section 3.8. Information-Supplied. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Schedule 14D-1 or the Schedule l3E-3 will, at the date such documents are first published or sent or delivered to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Schedule 14D-9 at the date such document is first published or sent or delivered to the shareholders, nor the Proxy Statement (as defined in Section 5.11) (if applicable) at the date such document is first published or sent or delivered to shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The
Schedule 14D-9 and the Proxy Statement (if applicable) will comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer specifically for inclusion or incorporation by reference in any of the foregoing documents.

         Section 3.9. Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in the Company Reports filed prior to the date hereof, since December 28, 1997, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that has had or would reasonably be expected to have a Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary, (iii) any material change in accounting methods, principles or practices (or any disagreement with the Company's independent public accountants with respect to such methods, principles or practices) employed by the Company (except insofar as may be required by a change in GAAP), (iv) any action of the type described in Sections 5.1(b) or 5.1(c) which had such action been taken after the date of this Agreement would be in violation of any such Section, or (v) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

         Section 3.10. Taxes. The Company and each of its Subsidiaries (and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its Subsidiaries has been a member) have timely filed all material Tax Returns required to be filed by any of them. All such Tax Returns are true, correct and complete, except for such instances which individually or in the aggregate could not have a Material Adverse Effect on the Company. All Taxes of the Company and its Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company Reports in accordance with GAAP. The Company does not know of any proposed or threatened Tax claims or assessments which, if upheld, could individually or in the aggregate have a Material Adverse Effect on the Company. The Company and each Subsidiary has withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid in connection with payments to employees, independent contractors, creditors, shareholders or other third parties, except for such Taxes which individually or in the aggregate could not have a Material Adverse Effect on the Company. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, no audit of any Tax Return of the Company or any of its Subsidiaries is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted to the Company or any of its Subsidiaries and is currently in effect. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         Neither the Company nor any of its Subsidiaries have executed any closing agreement pursuant to Section 7121 of the Code or any predecessor provisions thereof, or any similar provision of foreign, state or local law, or has any ruling request pending with any tax authority. There are no tax certiorari proceedings currently pending, tax abatements currently in effect or tax assessments of which the Company has been notified or has knowledge in the context of the Company's real estate assets. No assets of the Company or any of its Subsidiaries constitutes tax-exempt financed property or tax-exempt use property within the meaning of Section 168 of the Code, and no assets are subject to a lease, safe-harbor lease, or other arrangement as a result of which the Company or any Subsidiary is not treated as the owner for federal income tax purposes. Neither the Company nor any of its Subsidiaries have filed a consent pursuant to

Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code). Neither the Company nor any of its Subsidiaries
(i) are required or have agreed to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law by reason of a change in accounting method initiated by it or any other relevant party, (ii) have knowledge that any tax authority has proposed any such adjustment or change in accounting method, and/or (iii) have an application pending with any tax authority requesting permission for any changes in accounting methods that relate to the Business or Assets of Seller or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries are parties to any contract, agreement, plan or arrangement covering any periods that, individually or collectively, could give rise to any amount not being deductible by reason of
Section 280G of the Code. The Company and each of its Subsidiaries are not, have never been, own no interest in, and have never owned an interest in, "S corporations" within the meaning of Section 1361(a)(1) of the Code, "qualified subchapter S Subsidiaries" within the meaning of Section 1361(b)(3)(B) of the Code, "United States real property holding corporations" within the meaning of
Section 897 of the Code, "personal holding companies" within the meaning of
Section 542 of the Code, "controlled foreign corporations" within the meaning of
Section 957 of the Code, "foreign personal holding companies" within the meaning of Section 552 of the Code, "passive foreign investment companies" within the meaning of Section 1296 of the Code, "foreign investment companies" within the meaning of Section 1246 of the Code, "FSC" within the meaning of Section 922 of the Code, or a "DISC" or "Former DISC" within the meaning of Section 992 of the Code. The Company and each of its Subsidiaries have not made, been party to, or been the subject of, any elections under Sections 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the Code. Neither the Company nor any of its Subsidiaries have entered into any transfer pricing agreements with any tax authority. No assets of the Company or any of its Subsidiaries are held in an arrangement for which partnership Tax Returns are being filed or are required to be filed. Neither the Company nor any of its Subsidiaries have availed itself of any Tax amnesty or similar relief in any taxing jurisdiction. There are no transactions previously entered into by either the Company or any of its Subsidiaries whose Tax consequences may be affected by the transactions contemplated by this Agreement (e.g., by a "clawback" or similar provision).

         Section 3.11.  Title to Assets.

                  (a) Except as set forth in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended December 28, 1997 included in the Company's Annual Report on Form 10-K for the fiscal year then ended (the "1997 Balance Sheet") or the other Company Reports, the Company and each of its Subsidiaries have good and marketable title to all of their real and personal properties and assets reflected on the 1997 Balance Sheet or acquired after December 28, 1997 (other than assets disposed of since December 28, 1997 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects, liens, claims, charges, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness which is properly reflected in the 1997 Balance Sheet; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 28, 1997, provided that the obligations secured by such liens are not delinquent; and (iv) such title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate would not have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries either own, or have valid leasehold interests in, and is in possession of, all properties and assets used by them in the conduct of their business and each such lease is valid without default thereunder by the lessee or, to the Company's knowledge, by the lessor, except where such default would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (b) Neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any interest in any of the restaurants owned or operated by the Company, or to sell or dispose of any of its other assets with an individual value of $25,000 or an aggregate value in excess of $100,000.

         Section 3.12. Change of Control Agreements. Except as set forth in
Section 1.7(a) or the Company Reports filed prior to the date hereof, neither the execution and delivery of this Agreement nor the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company, and, without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the Offer, the Merger or the other transactions contemplated by this Agreement (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

         Section 3.13. Litigation. Except for such matters which are disclosed in the Company Reports or, if adversely determined, have not had, and would not have, a Material Adverse Effect on the Company, there are no claims, suits, actions, investigations, indictments or information, or administrative, arbitration or other proceedings ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except for such matters which are disclosed in the Company Reports or have not had, and would not have, a Material Adverse Effect on the Company, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Company or any of its Subsidiaries.

         Section 3.14. Contracts and Commitments. All material contracts of the Company or its Subsidiaries have been included in the Company Reports, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. The Company has made available true, correct and complete copies of all such material contracts to Buyer. Neither the Company nor any of its Subsidiaries is in default under any such contracts which has had, or would have, a Material Adverse Effect on the Company.

         Section 3.15. Employee Benefit Plans. All employee benefit plans, compensation arrangements and other benefit arrangements covering employees of the Company or any of its Subsidiaries (the "Company Benefit Plans") and all employee agreements providing compensation, severance or other benefits to any employee or former employee of the Company or any of its Subsidiaries which are not disclosed in the Company Reports and which exceed $100,000 per annum are set forth in the Company Disclosure Schedule. True and complete copies of the Company Benefit Plans have been made available to Buyer. To the extent applicable, the Company Benefit Plans comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter and, to the knowledge of the Company continues to satisfy the requirements for such qualification. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate of the Company maintains, contributes to or has maintained or contributed in the past six (6) years to any benefit plan which is covered by Title IV of ERISA or Section 412 of the Code. No Company Benefit Plan nor the Company nor any Subsidiary has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or, to the knowledge of the Company, engaged in any transaction that would reasonably be expected to result in any such liability or penalty. Each Company Benefit Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which individually or in the aggregate would not have a Material Adverse Effect on the Company. There is no pending or, to the knowledge of the Company, anticipated Litigation against or otherwise involving any of the Company Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan. All contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for. Except as described in the Company Reports or as required by Law, neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither the Company nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. No Company Benefit Plan is under investigation or audit by either the United States Department of Labor or the Internal Revenue Service. Except as provided for in this Agreement, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. No payment or benefit which will or may be made by the Company, any of its Subsidiaries, any ERISA Affiliate or Buyer with respect to any employee will constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

         For purposes of this Agreement "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, as required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

         Section 3.16. Labor and Employment Matters. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contracts or understanding with a labor union or labor organization. Except for such matters which, individually or in the aggregate, would not have a Material Adverse Effect on the Company, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries relating to their business,
(ii) to the knowledge of the Company, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or (iii) lockouts, strikes, slowdowns, work stoppages or, to the knowledge of the Company, threats thereof by or with respect to such employees.

         Section 3.17.  Environmental Compliance and Disclosure.

                  (a) Except for any matters which individually or in the aggregate would not have a Material Adverse Effect, (i) the Company and each of its Subsidiaries is in compliance with all applicable Laws relating to Environmental Matters (as defined below); (ii) the Company and each of its Subsidiaries has obtained, and is in compliance with, all Permits required by applicable Laws for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the operations of any of them;
(iii) to the Company's knowledge, there are no past or present events, conditions, activities or practices that would prevent compliance or continued compliance with any Law or give rise to any Environmental Liability (as defined below); and (iv) there are no claims either by any Governmental Authority or any third party pending, or to the Company's knowledge, threatened against the Company or any of its subsidiaries arising from any Environmental Matter.

                  (b) As used in this Agreement, the term "Environmental Matters" means any matter arising out of or relating to pollution or protection of the environment, human safety or health, or sanitation, including, without limitation, matters relating to food preparation and handling, emissions, discharges, releases, exposures, or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes including petroleum and its fractions, radiation, polychlorinated byphenols, biohazards and all toxic agents of whatever type or nature into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes including petroleum and its factions, radiation, biohazards and all toxic agents of whatever type or nature. "Environmental Liability" means any liability or obligation arising under any Law or under any other theory of law or equity (including, without limitation, any liability for personal injury, property damage or remediation) arising from or relating to any Environmental Matters.

         Section 3.18. Affiliated Transactions. All transactions between the Company or any of its Subsidiaries, on the one hand, and any officer, director or holder of in excess of five percent (5%) of the Shares, or any Affiliate of any of them, have been disclosed in the Company Reports or the Company Disclosure Schedule. Except as disclosed in the Company Reports, no officer, director or holder of in excess of five percent (5%) of Shares has any interest in (i) any assets, including, without limitation any intellectual property, used or held for use in the business of the Company and its Subsidiaries or (ii) any creditor, supplier of franchisee of the Company or any of its Subsidiaries.

         Section 3.19.  Intellectual Property.

                  (a) The Company Disclosure Schedule sets forth a true and complete list and description of (i) all United States and foreign patents, trademarks, trade names, service marks, copyrights and applications therefor and trade secrets (including secret recipes and formulae) owned by the Company and its Subsidiaries (the "Intellectual Property Rights") and (ii) all United States and foreign patents, trademarks, trade names, service marks, copyrights and applications therefor and trade secrets (including secret recipes and formulae) licensed to the Company or any of its Subsidiaries (the "Licensed Rights"). Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) would not have a Material Adverse Effect on the Company:

                           (1) The Company represents and warrants that (i) the Intellectual Property Rights are free and clear of any liens, claims or encumbrances; are not subject to any license (royalty bearing or royalty free) and are not subject to any other arrangement requiring any payment to any person nor the obligation to grant rights to any person in exchange; (ii) the Licensed Rights are free and clear of any liens, claims, encumbrances, royalties or other obligations; and (iii) the Intellectual Property Rights and the Licensed Rights are all those material rights necessary to the conduct of the business of each of the Company, its Subsidiaries and the Company's franchisees as presently conducted.

                           (2) The validity of the Intellectual Property
         Rights and title thereto, and the validity of the Licensed Rights, (i) have not been questioned in any prior litigation against or involving the Company or any Subsidiaries; (ii) are not being questioned in any pending litigation against or involving the Company or any Subsidiaries; and (iii) to the knowledge of the Company, are not the subject(s) of any threatened or proposed litigation.

                           (3) The business of each of the Company, its Subsidiaries and, to the knowledge of the Company, the Company's franchisees, as presently conducted, does not conflict with and has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others.

                           (4)    The  consummation of the  transactions
contemplated hereby will not result in the loss or impairment of any of the Intellectual Property Rights or any of the Licensed Rights.

         The Company does not know of any use by others of any of the Intellectual Property Rights or the Licensed Rights material to the business of the Company, its Subsidiaries or the Company's franchisees as presently conducted.

                  (b) Each of the Company and its Subsidiaries owns, or possesses valid license rights to, all computer software programs that are material to the conduct of the business of the Company and its Subsidiaries. There are no infringement suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary with respect to any software owned or licensed by the Company or any Subsidiary.

         Section 3.20. Brokers. Except pursuant to the Independent Advisor Engagement Letter (as defined in Section 5.10(b)), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company Disclosure Schedule includes a complete and correct copy of all agreements between the Company and the Independent Advisor pursuant to which such firm would be entitled to any payment relating to this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement.

         Section 3.21. Antitakeover Statutes; Rights Plan. Each of the
Company and the Board of Directors of the Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of Sections 607.0901 and 607.0902 of the FBCA. The Company is not a party to or subject to any "poison pill," shareholder rights plan, rights agreement or similar agreement, instrument or plan.

         Section 3.22. Year 2000. Any reprogramming and related testing, and/or replacement of the Company's or any of its Subsidiaries' software, computer systems and other information technology (the "Company's Systems"), required to permit the Company's Systems accurately to process, provide and/or receive date data (internally, and with third parties with whom the Company or any of its Subsidiaries does a material amount of business), from, into and between the 20th and 21st centuries, including the year 2000 and all leap years, will be completed in all material respects on or before September 1, 1999, and the cost to the Company and its Subsidiaries of such reprogramming, testing and/or replacement will not result in a Material Adverse Effect. The Company's Systems are, and subsequent to the completion of such reprogramming and related testing and/or replacement of the Company's Systems, will be, adequate for the conduct of the Company's business.

         Section 3.23. Disclosure. No representation, warranty or covenant made by the Company in this Agreement, the Exhibits or the Company Disclosure Schedule contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

         Buyer represents and warrants to the Company as follows:

         Section 4.1. Organization and Standing. Buyer (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority to own, lease and operate it properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

         Section 4.2. Authority for Agreement. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Offer, the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Buyer of this Agreement, and the consummation by Buyer of the Offer, the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the Offer, the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the FBCA and the DGCL). This Agreement has been duly executed and delivered by such person and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a legal, valid and binding obligation of Buyer enforceable against such person in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

         Section 4.3. No Conflict. The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by such person and the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Buyer, (ii) conflict with or violate any Law applicable to Buyer or by which any property or asset of Buyer is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which Buyer or any property or asset of Buyer is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by Buyer of its respective obligations under this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement.

         Section 4.4. Required Filings and Consents. The execution and delivery of this Agreement by Buyer do not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, filing and recordation of appropriate merger documents as required by the FBCA and the DGCL, the laws of other states in which Buyer is qualified to do or is doing business and foreign laws, (ii) for those required by the HSR Act, and
(iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by Buyer of any of its obligations under this Agreement or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement.

         Section 4.5. Information Supplied. None of the information supplied or to be supplied by Buyer specifically for inclusion or incorporation by reference in the Schedule 14D-9 or the Proxy Statement (if applicable) will, at the date such documents are first published, sent or delivered to shareholders or, unless promptly corrected, at any time during the pendency of the Offer contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Schedule 14D-1 nor the Schedule 13E-3 will, at the date such document is first published, sent or delivered to the shareholders or, unless promptly corrected, at any time during the pendency of the Offer, nor the Proxy Statement (if applicable) at the date such document is first published, sent or delivered to shareholders or, unless promptly corrected, at any time during the pendency of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The
Schedule 14D-1 and the Schedule 13E-3 will comply as to form and substance in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in any of the foregoing documents.

         Section 4.6. Financial Capability. Attached hereto as Exhibit 4.6 is a true and complete copy of a commitment letter addressed to Buyer from Chase Bank of Texas, N.A., Buyer's senior debt financing source, for the aggregate amount of up to $150 million of senior bank financing (the "Senior Financing") for, among other things, the funds necessary to purchase all Shares pursuant to the Offer and the Merger and to pay all fees and expenses payable by Buyer related to the transactions contemplated by this Agreement (the "Aggregate Offer Consideration"). Buyer has no reason to believe that the conditions to the Senior Financing will not be satisfied or waived. The Senior Financing and Buyer's available funds and committed equity capital will be sufficient to fund the Aggregate Offer Consideration.

         Section 4.7. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company or any of its Affiliates in connection with this Agreement, the Offer, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates.

         Section 4.8. Disclosure. No representation, warranty or covenant made by Buyer in this Agreement or the exhibits hereto contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE V

                                    COVENANTS

         Section 5.1.    Conduct of the Business Pending the Merger.

                  (a) The Company covenants and agrees that between the date of this Agreement and the Effective Time, except as set forth in the Company Disclosure Schedule or, unless Buyer shall otherwise agree in advance, which consent shall not be unreasonably withheld and shall be subsequently confirmed in writing, (i) the businesses of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice (it being understood that the foregoing does not cover future events resulting from the public announcement of the Offer and the Merger), (ii) the Company and its Subsidiaries shall use all commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company or its Subsidiaries has significant business relations, (iii) the Company will comply with all applicable laws and regulations wherever its business is conducted, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act, except where such noncompliance would not have a Material Adverse Effect on the Company, (iv) the Company shall not commit to any significant capital expenditures except those related to developing, constructing, permitting, equipping and opening the five planned restaurants identified on the Company Disclosure Schedule, and (iv) the Company shall not enter into any new franchise agreement.

                  (b) The Company covenants and agrees that between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) repurchase or otherwise acquire or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock, (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of Shares upon the exercise of Company Options outstanding as of the date of this Agreement under the Company Stock Option Plans, and formula grants of Company Options to directors pursuant to the 1995 Directors Stock Option Plan and the issuance by a wholly-owned Subsidiary of the Company of its capital stock to its parent, or (vi) willfully take any action that would make the Company's representations and warranties set forth in Article III not true and correct in all material respects.

                  (c) The Company covenants and agrees that between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) amend its articles of incorporation or bylaws or other equivalent organizational documents, (ii) incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings under existing lines of credit (or under any refinancing of such existing lines), or (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company, (iii) make any loans or advances to any other person, other than advances to employees (that are not Affiliates of the Company) in accordance with past practice, (iv) merge or consolidate with any other entity in any transaction, or sell all or substantially all of its business or assets, (v) make any material change, other than in the ordinary course of business, consistent with past practice, or as required by the SEC or law, with respect to any accounting methods, principles or practices used by the Company (except insofar as may be required by a change in GAAP), (vi) make any change in employment terms for any of its directors or officers; (vii) make any change in employment terms for any of its employees outside the ordinary course of business consistent with past practices, (viii) make any change to the Company Benefit Plans except as required by law; (ix) materially amend or modify the form of franchise agreement with, the procedures or rules and regulations applicable to or the nature of its relationship with, its franchisees, or (x) commit or agree to take any of the actions described in this Section 5.1.

         Section 5.2.    Access to Information; Confidentiality.

                  (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents (collectively, the "Representatives") of the Company to, afford the Representatives of Buyer full and complete access at all reasonable times to the properties, offices, restaurants and other facilities, books and records of the Company and its Subsidiaries, and shall furnish Buyer with all financial, operating and other data and information as Buyer, through its Representatives, may reasonably request. Except as otherwise agreed to by the Company, unless and until Buyer shall have purchased a majority of the outstanding Shares pursuant to the Offer or otherwise, and notwithstanding termination of this Agreement, the terms of any confidentiality agreement between the Company and Buyer or any of Buyer's affiliates, agents or representatives (any such agreement, a "Confidentiality Agreement") shall apply to all information about the Company which is furnished under this Agreement by the Company to any such person.

                  (b) No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         Section 5.3. Directors. Promptly upon the acceptance for payment of, and payment by Buyer for, Shares pursuant to the Offer, Buyer shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Buyer, subject to compliance with Section 14(f) of the Exchange Act, representation on such Board of Directors equal to at least that number of directors, rounded up to the next whole number, which is the percentage that (i) such number of Shares so accepted for payment and paid for by Buyer plus the number of Shares otherwise owned by Buyer bears to (ii) the total number of Shares outstanding, and the Company shall, at such time, cause Buyer's designees to be appointed or elected provided, however, that in the event that Buyer's designees are elected to the Board of Directors of the Company, until the Effective Time such Board of Directors shall have at least two directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and provided further that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its subsidiaries, or officers or affiliates of Buyer or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall take all action requested by Buyer necessary to effect any such appointment or election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (either separately or combined with the Schedule 14D-9), and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Buyer shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Buyer's designees). In connection with the foregoing, the Company will promptly, at the option of Buyer, either increase the size of the Board of Directors of the Company or obtain the resignation of such number of its current directors as is necessary to enable Buyer's designees to be elected or appointed to the Board of Directors of the Company as provided above.

         Section 5.4.    Further Action.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under Law to consummate the Offer and to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including, without limitation, using all commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of each Governmental Entity and parties to contracts with the Company and its Subsidiaries as are necessary for the consummation of the Offer and the Merger and the other transactions contemplated by this Agreement and to fulfill the conditions set forth in Article VI. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of each party to this Agreement and the Surviving Corporation shall use all commercially reasonable efforts to take all such action.

                  (b) In connection with, and without limiting the foregoing, the Company shall use all commercially reasonable efforts to (i) to take all actions necessary to ensure that no state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Offer, the Merger or any other transactions contemplated by this Agreement, and (ii) if any state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Offer, the Merger or any other transaction contemplated by this Agreement, to take all actions necessary to ensure that this Agreement, the Offer, the Merger and any other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, the Offer and the other transactions contemplated by this Agreement.

         Section 5.5.    No Solicitation.

                  (a) The Company and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as hereinafter defined). From and after the date hereof until the termination of this Agreement, the Company shall not, nor shall it permit any of its Subsidiaries to, authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information or assistance), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition; provided, however, that if, at any time the Board of Directors of the Company determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Acquisition Proposal, and subject to compliance with Section 5.5(c),
(x) furnish information with respect to the Company to any person pursuant to a confidentiality agreement in reasonably customary form and (y) participate in discussions or negotiations regarding such Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer (or any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in the foregoing) from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its subsidiaries or 20% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, any merger, consolidation, business combination, sale of all or substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Offer and/or the Merger or which would reasonably be expected to dilute materially the benefits to Buyer of the transactions contemplated hereby.

                  (b) Except as set forth in this Section 5.5, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by such Board of Directors or such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may (subject to the other provisions of Section 5.5) withdraw or modify its approval or recommendation of the Offer, this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below), cause the Company to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in each case only at a time that is after the third business day following Buyer's receipt of written notice (a "Notice of Superior Proposal") advising Buyer that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Company proposes to enter into an agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Buyer the Termination Fee (as such term is defined in Section 5.8(b)). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 20% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Offer and the Merger.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.5, the Company shall promptly advise Buyer orally and in writing of any request for information or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the person making such request or Acquisition Proposal.

                  (d) Nothing contained in this Section 5.5 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent legal counsel (who may be the Company's regularly engaged independent counsel), failure so to disclose would be inconsistent with its fiduciary duties to the Company's shareholders under applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 5.5(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

         Section 5.6.    Indemnification.

                  (a) It is understood and agreed that all rights to indemnification by the Company now existing in favor of each present and former director and officer of the Company (the "Indemnified Parties") as provided in the Company Articles of Incorporation or the Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been made available to Buyer, shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of at least six (6) years from the Effective Time.

                  (b) In addition, Buyer will provide, or cause the Surviving Corporation to provide, for a period not less than six (6) years after the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable in any material respect than the Company's existing D&O Insurance policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Buyer and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

                  (c) This Section 5.6 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Buyer, the Surviving Corporation and the Indemnified Parties and their respective heirs, personal representatives, successors and assigns, and shall be binding on all successors and assigns of Buyer and the Surviving Corporation. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.7.

         Section 5.7. Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Offer or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or trading system to which Buyer or the Company is a party. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement is set forth in Exhibit 5.7 to this Agreement.

         Section 5.8.    Fees and Expenses.

                  (a) Except as provided below in this Section 5.8, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement ("Expenses") shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

                  (b) If (i) Buyer terminates this Agreement under Section 7.1(d), or (ii) the Company terminates this Agreement pursuant to Section 7.1(e), the Company shall assume and pay, or cause to be paid, to Buyer a termination fee in the amount of $2,250,000, plus all of Buyer's Expenses not to exceed $500,000 (the "Termination Fee").

                  (c) If Buyer terminates the Offer as a result of the occurrence of any event set forth in paragraph (j) of Annex I to this Agreement, the Company shall reimburse Buyer for all of Buyer's Expenses up to a maximum of $500,000.

         Section 5.9. Company Shareholders' Meeting. If required by applicable law in order to consummate the Merger:

                  (a) The Company shall, at the direction of Buyer, cause a meeting of its shareholders (the "Company Shareholders' Meeting") to be duly called and held as soon as practicable following the consummation of the Offer (which shall include acceptance for payment of and payment for all Shares duly tendered) for the purpose of voting on the approval and adoption of this Agreement and the Merger (the "Company Shareholder Approval"). The Company shall take all action necessary in accordance with applicable law and the Company Articles of Incorporation and Company Bylaws to duly call, give notice of, and convene the Company Shareholders' Meeting.

                  (b) The Company shall, at the direction of Buyer, solicit from holders of Shares entitled to vote at the Company Shareholders' Meeting proxies in favor of such approval and shall take all other action necessary or, in the judgment of Buyer, helpful to secure the vote or consent of such holders required by the FBCA or this Agreement to effect the Merger.

         Section 5.10.  Proxy Statement.

                  (a) If required by applicable law in connection with the Merger, the Company will, at the direction of Buyer, as promptly as practicable following the consummation of the Offer prepare and file, a proxy or information statement relating to Company Shareholders' Meeting (together with all amendments, supplements and exhibits thereto, the "Proxy Statement") with the SEC and will use all commercially reasonable efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to the Company's shareholders at the earliest practical time. The Company will notify Buyer promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Shareholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its shareholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Buyer reasonably objects.

                  (b) The Company hereby consents to the inclusion in the Proxy Statement of the recommendation of the Board of Directors of the Company described in Section 3.3(b), subject to any modification, amendment or withdrawal thereof, and represents that the Independent Advisor has, subject to the terms of its engagement letter with the Company (the "Independent Advisor Engagement Letter"), consented to the inclusion of references to its opinion in the Proxy Statement.

                  (c) Notwithstanding the foregoing, if at any time Buyer shall acquire at least 80% of the outstanding Shares, Buyer and the Company shall take all necessary and appropriate action to cause the Merger to become effective as promptly as practicable after the expiration of the Offer and the satisfaction or waiver of the conditions set forth in Article VI without the Company Shareholders' Meeting in accordance with Section 607.1104 of the FBCA.

         Section 5.11. Shareholder Lists. The Company shall promptly (but in no event later than three (3) business days after the date of this Agreement), or shall cause its transfer agent to promptly, furnish Buyer with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of the most recent practicable date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish Buyer with such additional information, including, without limitation, updated listings and computer files of shareholders, mailing labels and security position listings, and such other assistance as Buyer or its agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Buyer and its agents shall hold in strict confidence (and subject to the provisions of any applicable Confidentiality Agreement) the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon request, deliver, and will use their best efforts to cause their agents, affiliates and representatives to deliver, to the Company or destroy all copies of such information then in their possession or control, or as otherwise provided in any such Confidentiality Agreement.

         Section 5.12. Shares Held by Company Subsidiaries. The Company agrees to cause each of the Subsidiaries of the Company that owns any Shares to not tender any such Shares pursuant to the Offer.

         Section 5.13. Shareholder Litigation. The Company shall give Buyer the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Company's and Buyer's consent, which shall not be unreasonably withheld.

         Section 5.14. Employee Benefit Plans; Other Tax Returns. As soon as practicable, but in no event later than July 31, 1998, the Company shall file
(i) all required Forms 5500 with respect to the Company Benefit Plans, (ii) all required Florida escheat tax returns and (iii) its Florida 1996 intangible tax return.


                                  ARTICLE VI

                                   CONDITIONS

         Section 6.1. Conditions to the Obligation of Each Party. The respective obligations of Buyer and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

                  (a) Company Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite votes of the shareholders of the Company and Buyer, if and to the extent required by the FBCA, the DGCL, the Company Articles of Incorporation, the Buyer Certificate of Incorporation, the Company Bylaws and the Buyer Bylaws.

                  (b) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending; provided, however, that the parties invoking this condition shall use all commercially reasonable efforts to have any such order, injunction or other restraint vacated.

                  (c) There shall not be any action taken by any Governmental Entity, or any statute, vote, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

         (d) Purchase of Shares. Buyer shall have previously accepted for payment and paid for all Shares tendered pursuant to the Offer.

                                 ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

                  (a)    By mutual written consent of Buyer and the Company;

                  (b)    by either Buyer or the Company:

                           (i) if (x) as a result of the failure of any of the
                  Offer Conditions the Offer shall have terminated or expired in accordance with its terms without Buyer having accepted for payment any Shares pursuant to the Offer or (y) Buyer shall not have accepted for payment any Shares pursuant to the Offer prior to the 60th day after commencement of the Offer; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of representation, warranty or covenant under this Agreement by such party; or

                           (ii) if any Governmental Entity shall have issued
                  an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party that has failed to perform its obligations under Section 5.4 or the proviso contained in
                  Section 6.1(b);

                  (c)    by Buyer if

                           (i) (A) the representations and warranties of the
                  Company in Section 3.2 shall not have been true and correct in all material respects when made, or (B) the other representations and warranties of the Company shall not have been true and correct in all material respects when made, except, solely in the case of representations and warranties that are not qualified by Material Adverse Effect, where such failure to be true and correct would not, in the aggregate, have a Material Adverse Effect on the Company;

                           (ii) (A) the representations and warranties of the
                  Company in Section 3.2 (other than representations and warranties made as of a specified date) shall have ceased at any later date to be true and correct in all material respects as if made as of such later date, or (B) the other representations and warranties of the

                  Company (other than representations and warranties made as of a specified date) shall have ceased at any later date to be true and correct in all material respects as if made at such later date, except, solely in the case of representations and warranties that are not qualified by Material Adverse Effect, where such failure to be true and correct would not, in the aggregate, have a Material Adverse Effect on the Company; or

                           (iii) the Company  shall have failed to comply in
                  all material respects with its obligations and covenants contained herein;

provided, however, that the right of Buyer to terminate this Agreement pursuant to this clause shall not be available if Buyer shall acquire any shares of Company Common Stock pursuant to the Offer;

                  (d) by Buyer if Buyer is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (e) of Annex I to this Agreement;

                  (e) by the Company in connection with entering into a definitive agreement in accordance with Section 5.5(b), provided it has complied with all provisions thereof, including the notice provisions therein and the payment of the Termination Fee, and provided that the Company shall not have breached in any material respect the provisions of Section 5.5(a);

                  (f) by the Company, if, prior to the consummation of the Offer,

                           (i) the representations and warranties of Buyer
                  shall not have been true and correct in all material respects when made or shall have ceased at any later date to be true and correct in all material respects as if made at such later date, except, solely in the case of representations and warranties that are not qualified by Material Adverse Effect, where such failure would not, in the aggregate, have a Material Adverse Effect on Buyer; or

                           (ii) Buyer fails to comply in all material respects
                  with its obligations and covenants contained herein;

                  (g) by the Company, if Buyer shall have failed to commence the Offer within five (5) business days following the date of the initial public announcement of the Offer (except as a result of any acts or omissions of the Company that constitutes a material breach of this Agreement).

         Section 7.2. Effect of Termination. In the event of a termination of this Agreement by either the Company or Buyer as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or the Company or their respective officers, directors, shareholders or affiliates, except with respect to Section 3.20,
Section 4.8, the last sentence of Section 5.2, Section 5.8, the last sentence of
Section 5.11, this Section 7.2 and Article VIII; provided, however, that, subject to the provisions of Section 8.7, nothing herein shall relieve any party for liability for any breach hereof.

         Section 7.3. Amendments. This Agreement may not be amended except by action of the board of directors of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the shareholders of the Company (if required), no amendment may be made without the further approval of the shareholders of the Company if the effect of such amendment would be to reduce the Offer Price or change the form thereof or which by law requires the further approval of such shareholders. Following the election or appointment of Buyer's designees pursuant to Section 5.3 and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required by the Company to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under this Agreement or (iii) extend the time for performance of Buyer's obligations under this Agreement.

         Section 7.4. Waiver. At any time prior to the Effective Time, whether before or after the Company Shareholders' Meeting, any party hereto, by action taken by its board of directors, may, to the extent permitted by law, (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.


                                 ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1. No Third Party Beneficiaries. Other than the provisions of Sections 5.6 hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

         Section 8.2. Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

         Section 8.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder (whether by operation of law or otherwise) without the prior written approval of the other parties.

         Section 8.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 8.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflicts of law thereof.

         Section 8.7. Severability; No Remedy in Certain Circumstances. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         Section 8.8. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Florida or in a Florida state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Florida or any Florida state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the state of

Florida or a Florida state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

         Section 8.9. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 8.10. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, in the case of the Company, shall survive the acceptance for payment of, and payment for, Shares by Buyer pursuant to the Offer. This Section 8.10 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

         Section 8.11. Certain Definitions. For purposes of this Agreement, the terms "Associate" and "Affiliate" shall have the same meaning as set forth in Rule l2b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof. The phrase "made available" in this Agreement shall mean that the information referred to has been made available, if requested by the party to whom such information is to be made available.

         Section 8.12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (when confirmed), sent by overnight courier (providing proof of delivery) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.12:

    If to Buyer:         Carrols Corporation
                         968 James Street
                         Syracuse, New York 13203
                         Telecopier:  (315) 475-9616
                         Attention:  Alan Vituli, Chairman and Chief Executive
                           Officer

    with a copy to:      Rosenman & Colin LLP
                         575 Madison Avenue
                         New York, New York 10022-2585
                         Telecopier:  (212) 940-8776
                         Attention:  Wayne A. Wald, Esq.

    If to the Company:   Pollo Tropical, Inc.
                         7300 N. Kendall Drive
                         8th Floor
                         Miami, Florida 33156
                         Telecopier: (305) 670-6403
                         Attention: Larry J. Harris

    with a copy to:      Greenberg Traurig Hoffman
                           Lipoff Rosen & Quentel, P.A.
                         1221 Brickell Avenue
                         Miami, Florida  33131
                         Telecopier: (305) 579-0717
                         Attention: Mr. Bruce E. Macdonough

                          * * * *

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                   CARROLS CORPORATION


                   By:   /s/ Joseph Zirkman
                       ---------------------------------------------------
                         Name:   Joseph Zirkman
                         Title:  Vice President and General Counsel


                   POLLO TROPICAL, INC.


                   By:   /s/ Larry J. Harris
                       ---------------------------------------------------
                         Name:    Larry J. Harris
                         Title:   Chairman and Chief Executive Officer

                                     ANNEX I

                             CONDITIONS OF THE OFFER


         Notwithstanding any other term of the Offer or this Agreement, Buyer shall not be required to accept for payment or, subject to applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Buyer's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would constitute a majority of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options and any other rights to acquire Shares) (the "Minimum Condition") and (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or this Agreement, Buyer shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists (other than as a result of any action or inaction of Buyer or any of its subsidiaries that constitutes a breach of this Agreement):

                  (a) there shall have been instituted, pending or threatened any action or proceeding by any person or Government Entity (which, in the case of any action or proceeding brought by a person other than a Governmental Entity, shall have a reasonable likelihood of success) which (i) seeks to challenge the acquisition by Buyer (or any of its affiliates) of shares of Company Common Stock pursuant to the Offer, restrain or prohibit the making or consummation of the Offer or the Merger, or obtain damages in connection therewith in an amount which would have a Material Adverse Effect; (ii) seeks to make the purchase of or payment for some or all of the shares of Company Common Stock pursuant to the Offer or the Merger illegal; (iii) seeks to impose limitations on the ability of Buyer (or any of its affiliates) effectively to acquire or hold, or to require Buyer or the Company or any of their respective affiliates or subsidiaries to dispose of or hold separate, any material portion of the assets or the business of Buyer and its affiliates or any material portion of the assets or the business of the Company and its subsidiaries taken as a whole, as a result of the Offer or the Merger; or (iv) seeks to impose material limitations on the ability of Buyer (or its affiliates) to acquire or hold or exercise full rights of ownership of the shares of Company Common Stock purchased by it, including, without limitation, the right to vote the shares purchased by it on all matters properly presented to the shareholders of the Company;

                  (b) there shall have been promulgated, enacted, entered, enforced or deemed applicable to the Offer or the Merger, any statute, rule, regulation, judgment, decree, order or injunction, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that would reasonably be expected to directly or indirectly result in any of the consequences referred to in clauses (i) through (iv) of subsection (a) above;

                  (c) (A) the representations and warranties of the Company in
Section 3.2 of this Agreement shall not have been true and correct in all material respects when made, or shall thereafter have ceased to be true and correct in all material respects as if made as of such later date (other than representations and warranties made as of a specified date) or (B) the other representations and warranties made by the Company in this Agreement shall not have been true and correct in all material respects when made, or shall thereafter have ceased to be true and correct in all material respects as if made as of such later date (other than representations and warranties made as of a specified date), except, solely in the case of representations and warranties that are not qualified by Material Adverse Effect, where such failure to be true and correct would not, in the aggregate, have a Material Adverse Effect on the Company;

              (d) the Company shall not have performed and complied in all material respects with all obligations, agreements and covenants required to be performed or complied with by it under this Agreement;

                  (e) (i) the Board of Directors of the Company shall have failed to approve and recommend or shall have withdrawn or modified in a manner adverse to Buyer its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal, (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.5(b) of this Agreement, (iii) the Board of Directors of the Company thereof shall have resolved to take any of the foregoing actions or (iv) each of the Company and the Board of Directors shall not have taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the requirements of Sections 607.0901 and 607.0902 of the FBCA;

                  (f) the Company shall commence a case under any chapter of Title XI of the United States Code or any similar law or regulation; or a petition under any chapter of Title XI of the United States Code or any similar law or regulation is filed against the Company which is not dismissed within five business days;

                  (g) the Agreement shall have been terminated in accordance with its terms;

                  (h) any change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened, has or is reasonably likely to have a Material Adverse Effect;

                  (i) there shall have occurred (i) any general suspension of trading in, or limitation on prices for securities on any national securities exchange or in the over-the-counter market, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, or (iii) the commencement of a war or material armed hostilities involving the United States and having a material adverse effect on the functioning of the financial markets in the United States; or

                  (j) the Company shall not have obtained any required consent of the landlords listed in Section 3.4 of the Company Disclosure Schedule.

         The foregoing conditions are for the sole benefit of Buyer and may, except as otherwise provided in this Agreement, be asserted by Buyer regardless of the circumstances giving rise to any such condition and may be waived by Buyer, in whole or in part, at any time and from time to time, in the sole discretion of Buyer. The failure by Buyer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed an ongoing right which may be asserted at any time and from time to time.

         Should the Offer be terminated pursuant to the foregoing provisions, all tendered Shares not theretofore accepted for payment shall forthwith be returned by the Paying Agent to the tendering shareholders.

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